U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2007

High Velocity Alternative Energy Corp.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-49950	98-0232018
(Commission File No.)	(IRS Employer Identification No.)

14 Garrison Inn Lane
Harrison, NY 10524
(845) 424-4100
(Address and telephone number of principal executive offices and place of business)

Triton Petroleum Group, Inc.
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13ed-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 -- Corporate Governance and Management

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of September 1, 2007, the following has resigned as a Principal Officers of the registrant.

James W. Zimbler                                                      Interim President

The Executive Officer resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.  He remains on the Board of Directors of the Company.

Each resigning Executive Officer has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission.  Each Executive Officer will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

The following individuals have been appointed by to our Board of Directors, effective as of September 1, 2007, to the positions indicated:

Name	Age	Position
Michael Margolies	79	CEO, President and Director
Stanley Chason	78	Director, Vice-President of Business Development

Michael Margolies became Vice Chairman and Secretary of Headliners in January 2002, after having served on the Board of Directors for the prior 3 years.  Mr. Margolies resigned from his position as Vice Chairman in March 2005.  From 1998 until December 2005 Mr. Margolies was employed as Chief Executive Officer of Global Concepts, Ltd. a conglomerate primarily involved in providing and transportation services in the United States and Europe.  Mr. Margolies was previously a President and a member of the Board of Directors of the Company from May 18, 2006 until March 6, 2007.

Mr. Chason is retired from Gelco Corporation, a New York Stock Exchange Company, whom he joined in 1968.  He was a member of the Board of Directors, Executive Vice President of the Corporation and Chairman and Chief Executive Officer of the Fleet and Management Services Division. Mr. Chason was the Chairman of the American Automobile Leasing Association at the time of his retirement. Mr. Chason was deeply involved both in the growth of the company (present revenue in the billions) and in taking the company public in 1969.  Mr. Chason has served on various Boards over the past 15 years. He is a graduate of New York University, and a veteran of the U.S. Navy.  He was previously a member of the Board of Directors of the Company from August 1, 2006 until March 19, 2007.

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Section 8 – Other Events

Item 8.01   Other Events

The Registrant has relocated the offices of its Corporate/Executive Offices from c/o Alpha Corporate Advisors, LLC, 68 South Service Road, Suite 100, Melville, NY 11747 to the following address:

14 Garrison Inn Lane
Garrison, NY 10524
(845) 424-4100
(845) 424-4003 (fax)

Effective September 14, 2007, the Company completed the change of name to High Velocity Alternative Energy.  Its trading symbol was changed to “HAVE.pk”

Section 9 -- Financial Statements and Exhibits

Item 9.01    Financial Statements and Exhibits

(c)           Exhibits
Exhibit17.1	Letter of Resignation of James W. Zimbler

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 17, 2007

High Velocity Alternative Energy Corp.

By: Michael Margolies
Michael Margolies, President

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